UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2019

EyePoint Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51122	26-2774444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 926-5000

________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 22, 2019, EyePoint Pharmaceuticals, Inc. (the “Company”), pursuant to its option under its previously disclosed term loan agreement with CRG Servicing LLC dated as of February 13, 2019 (the “Loan Agreement”) consummated a draw down of a $15.0 million tranche from the Loan Agreement (the “Second Tranche Term Loan”). As previously disclosed, the Loan Agreement provides for up to a $60.0 million term loan facility, $35.0 million of which was borrowed at closing on February 13, 2019 (the “Initial Term Loan”). The Initial Term Loan and the Second Tranche Term Loan each have a maturity date of December 31, 2023, unless earlier prepaid. Pursuant to the Loan Agreement, and subject to the Company’s achievement of certain product revenue milestones prior to March 31, 2020, and compliance with customary conditions, the Company would have the right to draw down a third tranche of up to $10.0 million.

The Company used the proceeds of the Second Tranche Term Loan to make the $15.0 million milestone payment to the former Icon Bioscience, Inc. security holders that became due following the first commercial sale of DEXYCU™.

The description of the Loan Agreement included in Item 1.01 of the Company’s Current Report on Form 8-K filed on February 19, 2019 (the “February 2019 8-K”), is incorporated herein by reference. The description of the Loan Agreement contained herein does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Loan Agreement filed as Exhibit 10.1 to the February 2019 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYEPOINT PHARMACEUTICALS, INC.

Date: April 26, 2019	/s/ Nancy Lurker
Nancy Lurker
President and Chief Executive Officer